                                                                    EXHIBIT 99.2

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

      The merger was accounted for under the purchase method of accounting, which means that for accounting and financial reporting purposes the assets and liabilities of Quorum will be recorded on Triad's books at their fair market values, with the excess, if any, allocated to goodwill. We are the acquiror for accounting purposes based on several considerations, including, in particular, that after the merger the former Quorum stockholders would not be able to replace a majority of our current board of directors until at least the 2003 annual meeting of stockholders.

      We have presented the unaudited pro forma condensed combined financial statements to provide you with a better picture of what our businesses might have looked like had they always been combined, i.e., giving effect to, among other things, the merger of Quorum into our company and the related financing and other transactions as if they had occurred on January 1, 2000 for purposes of the Unaudited Pro Forma Condensed Combined Financial Statements and as of December 31, 2000 for purposes of the Unaudited Pro Forma Condensed Combined Balance Sheet:

      This information should be read in conjunction with the:

    . Accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

    . Separate historical financial statements of our company for the year ended December 31, 2000, which are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000; and

    . Separate historical financial statements of Quorum, for the fiscal year ended June 30, 2000, which are contained in Quorum's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 and for the six months ended December 31, 2000, which are contained in Quorum's Quarterly Report on Form 10-Q for the six months ended December 31, 2000.

      Quorum's unaudited twelve months ended December 31, 2000 results of operations was derived from Quorum's consolidated financial statements for the six months ended December 31, 2000 and 1999 and for the fiscal year ended June 30, 2000.

      At the effective time of the merger each outstanding share of Quorum stock was converted into $3.50 in cash and .4107 shares of our common stock.

      The pro forma data is not necessarily indicative of the financial position and results of operations that would have been achieved had the merger been consummated on the dates indicated or of future operations of the combined company.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               December 31, 2000
                                 (in millions)

                                   Triad      Quorum    Pro Forma
                                 Historical Historical Adjustments    Pro Forma
                                 ---------- ---------- -----------    ---------
            Assets
Current Assets
 Cash and cash equivalents.....   $    6.7   $   11.5   $    --       $   18.2
 Accounts receivable, net......      171.1      355.8        --          526.9
 Inventories...................       34.7       43.4        --           78.1
 Income taxes..................       40.5        5.3        --           45.8
 Other.........................       75.2       76.1        --          151.3
                                  --------   --------   --------      --------
Total current assets...........      328.2      492.1        --          820.3
Property and equipment, at
  cost:
 Land..........................       71.9       92.0       12.4 (b)     176.3
 Buildings.....................      540.7      486.6     (150.8)(a)     961.0
                                                            84.5 (b)
 Equipment.....................      662.2      682.2     (226.2)(a)   1,160.7
                                                            42.5 (b)
 Construction in progress......       51.1       56.1        --          107.2
                                  --------   --------   --------      --------
                                   1,325.9    1,316.9     (237.6)      2,405.2
 Accumulated depreciation......     (572.9)    (439.4)     439.4 (a)    (572.9)
                                  --------   --------   --------      --------
                                     753.0      877.5      201.8       1,832.3
Intangible assets, net of
 accumulated amortization......      227.8      220.5      559.0 (a)   1,037.4
                                                            30.1 (c)
Investment in equity of
 affiliates....................       79.4      245.9        --          325.3
Other..........................       12.1       82.6       48.6 (c)     138.6
                                                            (4.7)(h)
                                  --------   --------   --------      --------
Total assets...................   $1,400.5   $1,918.6   $  834.8      $4,153.9
                                  ========   ========   ========      ========
       Liabilities and Equity
Current liabilities
 Accounts payable..............   $   67.4   $   95.0   $    --       $  162.4
 Accrued salaries..............       31.8       82.3        --          114.1
 Current portion of long-term
  debt...........................      9.0        0.6        --            9.6
 Accrued government
  settlements....................      --        77.5      (77.5)(c)       --
 Other current liabilities.....       28.1       36.5        --           64.6
                                  --------   --------   --------      --------
Total current liabilities......      136.3      291.9      (77.5)        350.7
Long-term debt.................      581.7      847.6     (962.4)(c)   1,904.9
                                                         1,588.0 (d)
                                                          (150.0)(e)
Other liabilities..............        9.6       46.1        --           55.7
Deferred taxes.................       49.2       29.6        --           78.8
Minority interests in equity of
 consolidated entities.........       50.0       62.1        --          112.1
Stockholders' Equity
 Common stock..................        0.4        0.7        0.4 (f)       0.8
                                                            (0.7)(a)
 Additional paid-in capital....      659.3      256.7    1,070.7 (f)   1,742.1
                                                          (406.7)(a)
                                                            12.1 (g)
                                                           150.0 (e)
 Other comprehensive income....        --        (0.5)       --           (0.5)
 Unearned ESOP compensation and
  stockholder notes
  receivable...................      (36.7)       --         --          (36.7)
 Retained earnings.............      (49.3)     384.4     (384.4)(a)     (54.0)
                                                            (4.7)(h)
                                  --------   --------   --------      --------
Total stockholders' equity.....      573.7      641.3      436.7       1,651.7
                                  --------   --------   --------      --------
Total liabilities and equity...   $1,400.5   $1,918.6   $  834.8      $4,153.9
                                  ========   ========   ========      ========

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS
                 For the Twelve Months Ended December 31, 2000
                (dollars in millions, except per share amounts)

                              Triad       Quorum      Pro Forma
                           Historical   Historical   Adjustments    Pro Forma
                           -----------  -----------  -----------   -----------
Revenues.................  $   1,235.5  $   1,811.3    $  --       $   3,046.8
Operating expenses:
 Salaries and benefits...        511.1        755.1     (19.0)(i)      1,247.2
 Reimbursable expenses...          --          63.1       --              63.1
 Supplies................        185.6        261.6       --             447.2
 Other operating
  expenses...............        259.8        343.6     (11.5)(b)        591.9
 Provision for doubtful
  accounts...............        103.6        124.7       --             228.3
 Depreciation............         76.1        100.2       8.1 (b)        184.4
 Amortization............          7.1          7.5      19.5 (a)         34.1
 Interest expense, net...         57.3         67.3      47.5 (d)        172.1
 Government settlements,
  investigation,
  litigation, strategic
  alternatives and merger
  related costs..........          --         103.3       --             103.3
 Non-cash stock
  compensation...........          --          12.3       --              12.3
 ESOP expense............          7.1          --        --               7.1
 Gain on sale of assets..         (7.9)         --        --              (7.9)
 Impairment of long-lived
  assets.................          8.0          --        --               8.0
                           -----------  -----------    ------      -----------
Total operating
 expenses................      1,207.8      1,838.7      44.6          3,091.1
                           -----------  -----------    ------      -----------
Income (loss) before
 minority interests,
 equity in earnings and
 income tax (provision)
 benefit.................         27.7        (27.4)    (44.6)           (44.3)
  Minority interests.....         (9.0)        (2.0)      --             (11.0)
  Equity in earnings of
     affiliates..........         (1.4)        20.9       --              19.5
                            -----------  -----------    ------      -----------
Income (loss) before
 income tax (provision)
 benefit.................         17.3         (8.5)    (44.6)           (35.8)
Income tax (provision)
 benefit.................        (12.9)        (0.5)     14.1 (j)          0.7
                           -----------  -----------    ------      -----------
Net income (loss)........  $       4.4  $      (9.0)   $(30.5)     $     (35.1)
                           ===========  ===========    ======      ===========
Income (loss) per share:
 Basic...................  $      0.14  $     (0.13)               $     (0.52)
 Diluted.................  $      0.13  $     (0.13)               $     (0.52)
Shares used in basic
 earnings per share
 calculations (k)........   31,743,403   71,242,000                 67,543,403
Shares used in diluted
 earnings per share
 calculations (k)........   34,133,410   71,242,000                 67,543,403


The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

1. Forward-Looking Statements

   The unaudited pro forma condensed combined financial statements and the documents that are incorporated by reference contain disclosures which are "forward-looking statements" within the meaning of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and the future financial condition and results of Triad. These factors include but are not limited to: the highly competitive nature of the health care business; the efforts of insurers and other payers, health care providers, and others to contain health care costs; possible changes in the Medicare and Medicaid programs that may limit reimbursements to health care providers and insurers; changes in Federal, state or local regulations affecting the health care industry; the possible enactment of Federal or state health care reform; the ability to attract and retain qualified management and personnel, including physicians; the ability to integrate effectively Triad's and Quorum's information systems, operations and personnel on a timely and efficient manner; the departure of key executive officers; claims and legal actions relating to professional liabilities and other matters; fluctuations in the market value of our common stock; changes in accounting practices; changes in general economic conditions; future divestitures which may result in additional charges; the ability to enter into managed care provider and other payer arrangements on acceptable terms; the availability and terms of capital to fund the expansion of our business; changes in business strategy or development plans; timeliness of reimbursement payments received under government programs; and the potential adverse impact of known and unknown government investigations. We do not undertake any obligation to update publicly or revise any forward-looking statements.

2. Basis of Presentation

   The pro forma condensed combined financial statements reflect the combination of historical financial information of our company and Quorum and the pro forma adjustments described in Notes 3 and 4.

3. Purchase Price

   The purchase price of $1,418.3 million was determined by using the number of shares of common stock issued in the merger of 35.8 million at a purchase price of $29.92 per share, which was the average stock price at the time the merger was announced plus $3.50 cash per share exchanged. The purchase price also includes an estimate of the fair value of Quorum options converted to fully vested Triad options and an estimate of direct transaction costs.

      Total Triad shares issued...............................     35.8 million
      Average purchase price.................................. $          29.92
                                                               ----------------
      Total share valuation................................... $1,071.1 million


      Total cash paid......................................... $  305.0 million
      Estimated fair value of options converted............... $   12.1 million

      Estimated direct transaction costs...................... $   30.1 million
                                                               ----------------
      Purchase Price.......................................... $1,418.3 million
                                                               ================

4. Pro Forma Adjustments

    (a) To adjust fixed assets, goodwill and equity to reflect the purchase price allocation at December 31, 2000 and adjust the related goodwill amortization in the twelve months ended December 31, 2000 results of operations as described below (in millions).

       Working capital................................................ $  200.2
       Fixed assets...................................................    939.9
       Goodwill.......................................................    809.6
       Other long-term assets.........................................    328.5
       Severance payments.............................................    (25.0)
       Long-term debt.................................................   (697.6)
       Other long-term liabilities....................................   (137.8)
       Other comprehensive income.....................................      0.5
                                                                       --------
       Total purchase price........................................... $1,418.3
                                                                       ========

        The average estimated depreciable lives on the fixed assets acquired is
        8.7 years. Goodwill is being amortized on a straight line basis over 30 years.

    (b) To eliminate the Quorum Synthetic Lease Expense and increase depreciation expense in the twelve months ended December 31, 2000 results of operations, as part of the refinancing of Quorum indebtedness, from an operating lease to a purchase of the related assets for $139.4 million at December 31, 2000.

    (c) To record the payments to be made from the proceeds of the new indebtedness referred to in (d). The payments include payoff of existing indebtedness of $972.0 million, except for our Senior Subordinated Notes, cash consideration for the merger of $308.1 million, purchased leased assets described in (b), litigation accruals of $77.5 million, severance of $25.0 million and transaction costs of $78.7 million. Transaction costs include investment banker fees, attorney fees and accounting fees.

    (d) To record the issuance of long term debt of $1,597.6 million at December 31, 2000 and adjust interest expense at an estimated annual rate of 8.5% (based on the estimated composite rate of the new indebtedness) to an estimated annual amount of $172.1 million in the twelve months ended December 31, 2000 results of operations.

    (e) To reflect the conversion of Quorum convertible indebtedness of $150.0 million to Quorum common stock.

    (f) To record the issuance of our common stock in connection with the merger.

    (g) To reflect the estimate of fair value of conversion of Quorum options to fully vested Triad options.

    (h) To reflect the write off of deferred loan costs associated with the refinancing of our existing indebtedness.

    (i) To adjust operating expenses in the twelve months ended December 31, 2000 results of operations for estimated decreases in corporate overhead. Approximately 140 positions will be eliminated at the Quorum corporate office for an estimated annual savings of $31.4 million. Additionally, approximately 48 new positions will be created at our corporate office for an estimated annual cost of $12.4 million.

    (j) To adjust income tax provision (benefit) for the estimated impact of the pro forma adjustments.

    (k) To increase our weighted average shares by 35.8 million shares of stock issued in connection with the merger.